EXHIBIT 4.33

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is made by and between the following parties on January 19, 2006:

(1) Lender (hereinafter referred to as “Party A”): Beijing Origin Seed Limited; and

(2) Borrower (hereinafter referred to as “Party B”): Wanzhong Chen, Jidan Sheng.

The Lender and the Borrower are hereinafter collectively referred to as “Both Parties” and individually as a “Party.”

WHEREAS:

Party A, Party B and other Parties have entered into an agreement on jointly investment in the establishment of a new company. According to the agreement, Party B shall pay RMB 9,900,000, which accounts for 33% of the new company’s registered capital.

THEREFORE, through friendly negotiation and under principle of equality and mutual benefit, Party A agrees to release loan to Party B as part of the latter’s investment, and the following agreement have been reached by both parties regarding the aforesaid loan hereof:

ARTICLE ONE

Both parties agree that Party A shall lend Party B RMB 6,500,000(hereinafter referred to as “the loan”) exclusively for Party B’s payment of 21.67% registered capital of the new company. Under additional negotiation, Both parties shall enter into another agreement regarding the repayment of the loan.

ARTICLE TWO

As per Party B’s request, Party A agrees to deposit the loan into Mr. Jidan Sheng’s banking account within 3 days after the effectiveness of this Agreement.

ARTICLE THREE

This Agreement shall come into effect after it is signed by both Parties.

ARTICLE FOUR

Both parties shall be in compliance with any articles or terms set forth in this agreement. it shall be deemed breach of the agreement if any party fails to comply with any obligation. The defaulting party shall bear all liabilities for breach of the agreement and compensate the loss of the opposite party.

EXHIBIT 4.33
ARTICLE FIVE

Any dispute arising from the execution of or related to this agreement shall be settled through negotiation. If no settlement could be reached, any party has the right to bring a lawsuit regarding the dispute to any People’s Court, which has the jurisdiction.

ARTICLE SIX

In case of any modification, both parties shall enter into a written agreement through negotiation. If no agreement could be reached, this agreement hereunder shall still be effective. Any amendment, translation or waiver to any articles hereunder shall be deemed invalid without both parties’ written agreement.

ARTICLE SEVEN

This Agreement is made in duplicate ☐one text for each party. Both parties may sign the copy of this agreement with the same legal force of the text.

(END OF THE CONTENENT)

Party A (corporate seal): Beijing Origin Seed Limited.

Legal representative (person in charge) or authorized representative (signature):

/s/ Gengchen Han

/s/ CORPORATE SEAL

Party B:
Authorized representative (signature):

/s/Wanzhong Chen, Jidan Sheng.

EXHIBIT 4.33
SUPPLEMENTARY AGREEMENT

This Supplementary Agreement is made by and between the following parties on November 9, 2006:

(1) Lender (hereinafter referred to as “Party A”): Beijing Origin Seed Limited; and

(2) Borrower (hereinafter referred to as “Party B”): Wanzhong Chen, Jidan Sheng.

WHEREAS:

Both parties have entered into the Loan Agreement on January 19, 2006(hereinafter referred to as “the Loan Agreement”). According to the Loan Agreement, Party B shall borrow Party A RMB 6,500,000(hereinafter referred to as “the loan”) as part of Party B’s investment in Jilin Changrong Hi-tech Seed Limited. Therefore, through friendly negotiation between Lender and Borrower, the following agreements have been reached regarding the repayment of the loan hereof:

ARTICLE ONE

Both parties agree, the term of the loan is 3 years commencing from the date when both parties signed this Loan Agreement. The interest shall be calculated and settled at the interest rate for the loan of same grade announced by the Bank on the date of the loan repayment.

ARTICLE TWO

Both parties agree, Party B shall repay the loan with the dividend on its capital share in Jilin Changrong Hi-tech Seed Limited.

ARTICLE THREE

This Supplementary Agreement shall become effective after it is signed by both Parties.

ARTICLE FOUR

This Supplementary Agreement is a supplement to and an effective component of the loan agreement, and both agreements have the equal legal force.

ARTICLE FIVE

This Supplementary Agreement is made in duplicate ☐one text for each party.

Party A (corporate seal): Beijing Origin Seed Limited.

Legal representative (person in charge) or authorized representative (signature):

/s/ Jeff Wang, Xilin Huang

Party B:
Authorized representative (signature):

/s/Wanzhong Chen, Jidan Sheng.